Exhibit 21.1

Subsidiaries of the Registrant

Foundry Networks, LLC (a US company)
Brocade Communications Luxembourg Holdings SarL (a Luxembourg company)
Brocade Communications Luxembourg Holdings II SCS (a Luxembourg partnership treated as a US corporation for income tax purpose)
Brocade Communications Luxembourg SarL (a Luxembourg company)
Brocade CH Holdings GmbH (a Swiss company)
Brocade Switzerland Holdings GmbH (a Swiss company)
Brocade Communications Switzerland SarL (a Swiss company)
Brocade Technology GmbH (a Swiss company)
Brocade Global Holdings GmbH (a Swiss company)
Foundry Networks Holdings LLC (a US company treated as a disregarded entity for income tax purpose)
Foundry Networks International LLC (a US company treated as a disregarded entity for income tax purpose)
Foundry Networks International Holdings C.V. (a Netherlands partnership treated as a US corporation for income tax purpose)

Brocade has an additional 52 international subsidiaries and 1 domestic subsidiary, which have been omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.